SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrants	[X]
Filed by a Party other than the Registrants	[ ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Investments Dividend and Income Fund, Inc.
Delaware Enhanced Global Dividend and Income Fund
(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

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[ ]	Fee paid previously with preliminary proxy materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Delaware Investments Dividend and Income Fund, Inc. (DDF)
Delaware Enhanced Global Dividend and Income Fund (DEX)
Your vote makes a difference.  Please vote TODAY!

Shareholder Name
Address
Address
Address

Reference Number:

URGENT NOTICE – UPCOMING SHAREHOLDER MEETING

Dear Shareholder:

We mailed you proxy materials outlining important proposals for your Fund.  We have not yet received your vote.  After careful consideration, your Fund’s Board recommends that you vote FOR the proposals.

We urge you to vote before September 18, 2020, the date of your Fund’s
Annual Shareholder Meeting.
Voting takes only a few minutes and can be done over the phone. Please call:
1- 866-963-6135 (toll-free)
Hours:	9:00 a.m. - 11:00 p.m. (ET) – Monday through Friday
12:00 p.m. - 6:00 p.m. (ET) – Saturday

You will connect with a representative of Computershare, the firm helping your Fund gather votes, who will:

•	Use the reference number above to locate your voting record.
•	Take your vote over the phone, quickly and easily – it only takes a few moments.
•	Ensure the line is recorded for your protection.
•	Send you a confirmation of your vote by mail.

Thank you for your consideration of this proposal and for investing with Delaware Funds® by Macquarie.

Sincerely,

Richard Salus
Senior Vice President and Chief Financial Officer